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                                                                    Exhibit 99.2

                         Consent of Director Designee

July 13, 2000

     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of Metavante Corporation in the Prospectus included in this Registration Statement and in any Registration Statement relating to the same offering of securities as this Registration Statement that is filed pursuant to Rule 462(b) of the Securities Act of 1933.

                                     Signed: /s/ James B. Wigdale
                                             ----------------------
                                             James B. Wigdale